Exhibit 99.1

Innovative Industrial Properties Reports First Quarter 2021 Results

Acquisitions and Portfolio Performance Drive Q1 Y-O-Y Growth of 103% in Total Revenues, 122% in

Net Income and 116% in AFFO

SAN DIEGO, CA – May 5, 2021 – Innovative Industrial Properties, Inc. (IIP), the first and only real estate company on the New York Stock Exchange (NYSE: IIPR) focused on the medical-use U.S. cannabis industry, announced today results for the first quarter ended March 31, 2021.

First Quarter 2021 and Year-to-Date Highlights

Financial Results

•	Generated total revenues of approximately $42.9 million in the quarter, representing a 103% increase from the prior year’s first quarter.
•	Recorded net income attributable to common stockholders of approximately $25.6 million for the quarter, or $1.05 per diluted share, and adjusted funds from operations (“AFFO”) of approximately $38.4 million, or $1.47 per diluted share (Note: AFFO per diluted share for the period includes the dilutive impact of the assumed full exchange of IIP’s $143.75 million of exchangeable senior notes for shares of common stock).
•	Paid a quarterly dividend of $1.32 per share on April 15, 2021 to common stockholders of record as of March 31, 2021, representing a 32% increase over the first quarter 2020’s dividend and an approximately 6% increase over the fourth quarter 2020 dividend.

Investment and Leasing Activity

•	From January 1, 2021 through today, made four acquisitions (including three new properties and additional land expansion at an existing property) for properties located in California, Florida, Michigan and Texas; and executed three lease amendments to provide additional tenant improvements at properties located in Michigan, New York and Pennsylvania.
•	In January 2021, executed a new long-term lease with Holistic Industries Inc. (Holistic) for IIP’s Los Angeles, California property, bringing IIP’s property portfolio to 100% leased.
•	In these transactions, established a new tenant relationship with Harvest Health & Recreation Inc., while expanding existing relationships with Green Peak Industries, LLC (Skymint), Holistic, Jushi Holdings Inc., Kings Garden Inc., LivWell Holdings, Inc., Parallel and PharmaCann Inc.

Balance Sheet Highlights (at March 31, 2021)

•	Approximately $122.1 million in cash and cash equivalents and approximately $539.3 million in short-term investments, totaling approximately $661.4 million.
•	No debt, other than approximately $143.75 million of 3.75% exchangeable senior notes maturing in 2024 (the Exchangeable Senior Notes), representing a fixed cash interest obligation of approximately $5.4 million annually, or approximately $1.3 million quarterly.
•	7.8% debt to total gross assets, with over $1.8 billion in total gross assets.

Portfolio Update and Acquisition Activity

Portfolio Update

IIP acquired the following properties and made the following additional funds available to tenants for improvements at IIP’s properties during the period from January 1, 2021 through May 5, 2021 (dollars in thousands):

State	Closing Date	Rentable Sq. Ft.(1)	Purchase Price(2)	Additional Investment	Total Investment
California	January 7, 2021	N/A	$N/A	$11,000	$11,000	(3)
Florida	January 22, 2021	295,000	23,800	10,750	34,550	(4)
California	February 5, 2021	180,000	1,350	51,375	52,725	(5)
Michigan	February 16, 2021	N/A	N/A	6,895	6,895	(6)
New York	February 26, 2021	N/A	N/A	2,500	2,500	(7)
Texas	March 10, 2021	63,000	3,400	24,000	27,400	(8)
Pennsylvania	April 1, 2021	40,000	N/A	30,000	30,000	(9)
Michigan	April 16, 2021	175,000	15,550	14,450	30,000	(10)
	Totals	753,000	$44,100	$150,970	$195,070

(1)	Includes expected rentable square feet at completion of construction for certain properties.
(2)	Excludes transaction costs.
(3)	The amount relates to a new lease executed at IIP’s Los Angeles, California property, which provides for a tenant improvement allowance of up to $11.0 million.
(4)	The tenant is expected to complete tenant improvements at the property, for which IIP agreed to provide reimbursement of up to approximately $10.8 million.
(5)	The amounts relate to the acquisition of additional land adjacent to an existing property and a lease amendment which provided a tenant improvement allowance and resulted in a corresponding adjustment to the base rent for the lease at the property. The tenant is expected to complete construction of two new buildings at the property comprising approximately 180,000 square feet in the aggregate, for which IIP agreed to provide reimbursement of up to approximately $51.4 million.
(6)	The amount relates to a lease amendment which increased the tenant improvement allowance under a lease at one of IIP’s Michigan properties by approximately $6.9 million to a total of approximately $29.9 million, and also resulted in a corresponding adjustment to the base rent for the lease at the property.
(7)	The amount relates to amendments to IIP’s lease and development agreement which increased construction funding at one of IIP’s New York properties by $2.5 million to a total of $33.5 million, and also resulted in a corresponding adjustment to the base rent for the lease at the property.
(8)	The tenant is expected to construct three buildings at the property, for which IIP agreed to provide reimbursement of up to $24.0 million.
(9)	The amount relates to a lease amendment which increased the tenant improvement allowance under a lease at one of IIP’s Pennsylvania properties by $30.0 million to a total of approximately $40.0 million, and also resulted in a corresponding adjustment to the base rent for the lease at the property. With this additional tenant improvement allowance, the tenant is expected to expand the facility by approximately 40,000 square feet and complete the buildout of the existing 89,000 square foot building.
(10)	The tenant is expected to complete tenant improvements at the property, for which IIP agreed to provide reimbursement of up to approximately $14.5 million.

As of May 5, 2021, IIP owned 69 properties located in Arizona, California, Colorado, Florida, Illinois, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New York, North Dakota, Ohio, Pennsylvania, Texas, Virginia and Washington, representing a total of approximately 6.2 million rentable square feet (including approximately 2.3 million rentable square feet under development/redevelopment), which were 100% leased with a weighted-average remaining lease term of approximately 16.7 years. As of May 5, 2021, IIP had invested approximately $1.2 billion across its portfolio and had committed an additional approximately $339.5 million to reimburse certain tenants and sellers for completion of construction and tenant improvements at IIP’s properties.

Capital Markets Activity

IIP did not conduct any capital raising activities during the year-to-date through May 5, 2021 and had approximately $231.7 million in shares of common stock available for issuance under the ATM Program.

Financial Results

IIP generated total revenues of approximately $42.9 million for the three months ended March 31, 2021, compared to approximately $21.1 million for the same period in 2020, an increase of 103%. The increase was driven primarily by the acquisition and leasing of new properties, additional tenant improvement allowances and construction funding at existing properties resulting in adjustments to base rent, and contractual rental escalations at certain properties.

For the three months ended March 31, 2021, IIP recorded net income attributable to common stockholders and net income attributable to common stockholders per diluted share of approximately $25.6 million and $1.05, respectively; funds from operations (“FFO”) (diluted) and FFO per diluted share of approximately $36.3 million and $1.39, respectively; and AFFO and AFFO per diluted share of approximately $38.4 million and $1.47, respectively. In the first quarter 2021, FFO (diluted), AFFO and FFO and AFFO per diluted share include the dilutive impact of the assumed full exchange of the Exchangeable Senior Notes for shares of common stock, resulting in the “add-back” to FFO (diluted) from net income of approximately $1.9 million in cash and non-cash interest expense, and the addition of approximately 2.2 million shares to IIP’s total diluted share count for the quarter. The Exchangeable Senior Notes were anti-dilutive for purposes of calculating earnings per diluted share for the first quarter 2020, and as such, treated as anti-dilutive for purposes of calculating FFO, AFFO and FFO and AFFO per diluted share for that period.

FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies.  A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO and AFFO and definitions of terms are included at the end of this release.

Teleconference and Webcast

Innovative Industrial Properties, Inc. will not be conducting a conference call to discuss its first quarter 2021 earnings results, but does expect to conduct a conference call to discuss its second quarter 2021 earnings results. IIP’s current policy is generally to conduct earnings conference calls two times per year, for its second quarter earnings results and fourth quarter and full-year earnings results.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a self-advised Maryland corporation focused on the acquisition, ownership and management of specialized properties leased to experienced, state-licensed operators for their regulated medical-use cannabis facilities. Innovative Industrial Properties, Inc. has elected to be taxed as a real estate investment trust, commencing with the year ended December 31, 2017. Additional information is available at www.innovativeindustrialproperties.com.

This press release contains statements that IIP believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this press release, words such as IIP “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements. IIP disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Innovative Industrial Properties, Inc.

Condensed Consolidated Balance SheetS

(Unaudited)

(In thousands, except share and per share amounts)

	March 31,	December 31,
	2021	2020
Assets
Real estate, at cost:
Land	$79,991	$75,660
Buildings and improvements	691,529	644,932
Tenant improvements	408,610	339,647
Construction in progress	2,433	—
Total real estate, at cost	1,182,563	1,060,239
Less accumulated depreciation	(49,033)	(40,195)
Net real estate held for investment	1,133,530	1,020,044
Cash and cash equivalents	122,133	126,006
Investments	539,323	619,275
Right of use office lease asset	922	980
Other assets, net	2,022	1,776
Total assets	$1,797,930	$1,768,081

Liabilities and stockholders’ equity
Exchangeable senior notes, net	$137,218	$136,693
Tenant improvements and construction funding payable	66,074	36,500
Accounts payable and accrued expenses	2,358	4,641
Dividends payable	31,998	30,065
Office lease liability	998	1,057
Rent received in advance and tenant security deposits	41,666	34,153
Total liabilities	280,312	243,109

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 50,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, $15,000 liquidation preference ($25.00 per share), 600,000 shares issued and outstanding at March 31, 2021 and December 31, 2020	14,009	14,009
Common stock, par value $0.001 per share, 50,000,000 shares authorized: 23,926,317 and 23,936,928 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	24	24
Additional paid-in capital	1,557,776	1,559,059
Dividends in excess of earnings	(54,191)	(48,120)
Total stockholders’ equity	1,517,618	1,524,972
Total liabilities and stockholders’ equity	$1,797,930	$1,768,081

Innovative Industrial Properties, Inc.

Condensed Consolidated STATEMENTS OF INCOME

For the Three Months Ended March 31, 2021 and 2020

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended
	March 31,
	2021	2020
Revenues:
Rental (including tenant reimbursements)	$42,885	$21,130
Total revenues	42,885	21,130

Expenses:
Property expenses	770	600
General and administrative expense	5,600	3,346
Depreciation expense	8,839	4,907
Total expenses	15,209	8,853
Income from operations	27,676	12,277
Interest and other income	124	1,444
Interest expense	(1,873)	(1,849)
Net income	25,927	11,872
Preferred stock dividends	(338)	(338)
Net income attributable to common stockholders	$25,589	$11,534
Net income attributable to common stockholders per share:
Basic	$1.07	$0.72
Diluted	$1.05	$0.72
Weighted-average shares outstanding:
Basic	23,889,398	15,784,296
Diluted	26,152,551	15,898,091

Innovative Industrial Properties, Inc.

Condensed Consolidated FFO AND AFFO

For the Three Months Ended March 31, 2021 and 2020

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended
	March 31,
	2021	2020
Net income attributable to common stockholders	$25,589	$11,534
Real estate depreciation	8,839	4,907
FFO attributable to common stockholders (basic)	34,428	16,441
Cash and non-cash interest expense	1,873	—
FFO attributable to common stockholders (diluted)	36,301	16,441
Stock-based compensation	2,101	825
Non-cash interest expense	—	501
AFFO attributable to common stockholders	$38,402	$17,767
FFO per common share – basic	$1.44	$1.04
FFO per common share – diluted	$1.39	$1.03
AFFO per common share – basic	$1.55	$1.13
AFFO per common share – diluted	$1.47	$1.12
Weighted average common shares outstanding – basic	23,889,398	15,784,296
Restricted stock and restricted stock units	92,194	113,795
Dilutive effect of Exchangeable Senior Notes	2,170,959	—
Weighted average common shares outstanding – diluted	26,152,551	15,898,091

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (NAREIT). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to net income, computed in accordance with accounting principles generally accepted in the United States (GAAP), excluding gains (or losses) from sales of property, depreciation, amortization and impairment related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures.

Management believes that net income, as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be important supplemental measures of a REIT’s performance because they provide an understanding of the operating performance of IIP’s properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. IIP believes that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. FFO and FFO per share are used by management to evaluate the REIT’s operating performance and these measures are the predominant measures used by the REIT industry and industry analysts to evaluate REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.

Management believes that AFFO and AFFO per share are also appropriate supplemental measures of a REIT’s operating performance. IIP calculates AFFO by adding to FFO certain non-cash and infrequent or unpredictable expenses which may impact comparability, consisting of non-cash stock-based compensation expense and non-cash interest expense generally.

For the three months ended March 31, 2021, FFO (diluted), AFFO and FFO and AFFO per diluted share include the dilutive impact of the assumed full exchange of the Exchangeable Senior Notes for shares of common stock. As a result, for purposes of calculating FFO (diluted), cash and non-cash interest expense of the Exchangeable Senior Notes totaling approximately $1.9 million was added back to FFO (diluted), and the total diluted weighted-average common shares outstanding increased by 2,170,959 shares for the period, which were the potentially issuable shares as if the Exchangeable Senior Notes were exchanged at the beginning of the period. These adjustments applied only for the three months ended March 31, 2021. The Exchangeable Senior Notes were anti-dilutive for purposes of calculating earnings per diluted share for the first quarter 2020, and as such, were treated as anti-dilutive for purposes of calculating FFO, AFFO and FFO and AFFO per diluted share for that period.

IIP’s computation of FFO and AFFO may differ from the methodology for calculating FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such REITs. Further, FFO and AFFO do not represent cash flow available for management’s discretionary use. FFO and AFFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of IIP’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of IIP’s liquidity, nor is it indicative of funds available to fund IIP’s cash needs, including IIP’s ability to pay dividends or make distributions. FFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of IIP’s operations.

Company Contact:

Catherine Hastings

Chief Financial Officer

Innovative Industrial Properties, Inc.

(858) 997-3332